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                                   EXHIBIT 23


                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in Habersham Bancorp's Registration Statement Nos. 33-64149, 33-61587 and 33-61589 on Forms S-8 and Registration Statement No. 333-18023 on Form S-3 of our report dated January 17, 1997 (January 23, 1997 as to Note 15), appearing in this Annual Report on Form 10-KSB of Habersham Bancorp for the year ended December 31, 1996.


/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP


Atlanta, Georgia
March 24, 1997





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